EXHIBIT 99.1


                             MTS SYSTEMS CORPORATION
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                   PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


The undersigned, Sidney W. Emery Jr., the Chief Executive Officer of MTS Systems Corporation (the "Company"), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 2002 (the "Report").


The undersigned hereby certifies that:


1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 6th day of February, 2003.






                            /S/ SIDNEY W. EMERY JR.
                            -----------------------
                            SIDNEY W. EMERY JR.
                            CHIEF EXECUTIVE OFFICER